UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2014 (November 4, 2014)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,        08837-2206

(Address of Principal Executive Offices)         (Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,        08837-2206

(Address of Principal Executive Offices)         (Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 4, 2014, Mack-Cali Realty Corporation (the “Corporation”), the sole general partner of Mack-Cali Realty, L.P., announced that Mitchell E. Hersh will step down as President and Chief Executive Officer of the Corporation effective May 11, 2015 (the “Separation Date”) and will not stand for re-election to the Corporation’s Board of Directors (the “Board of Directors”) at the 2015 annual meeting of the Corporation’s stockholders.  In connection with Mr. Hersh’s departure from the Corporation, the Corporation and Mr. Hersh entered into a Separation and General Release Agreement (the “Separation Agreement”) dated November 4, 2014 (the “Effective Date”).

The Separation Agreement provides that Mr. Hersh’s employment with the Corporation is being terminated without cause, and further provides, pursuant to the terms of Mr. Hersh’s employment agreement, multi-year performance award agreement, TSR-based performance award agreement and deferred retirement compensation agreement, for (i) a cash payment to Mr. Hersh of $8 million, (ii) payment of the premiums for the continuation of Mr. Hersh’s health, dental and vision insurance for 48 months following the Separation Date, (iii) vesting of 210,000 shares of restricted common stock pursuant to Mr. Hersh’s multi-year performance award agreement, (iv) a cash payment equal to the sum of (X) $504,000, plus (Y) the product of (1) 210,000 multiplied by (2) the aggregate amount of dividends on the Corporation’s common stock that are declared and paid between the Effective Date and the Separation Date in payment of accrued but unpaid dividend equivalents pursuant to his multi-year performance award agreement, (v) issuance of 41,811 shares of common stock of the Corporation (the “Deferred Shares”) pursuant to the acceleration of vesting of 675 performance shares pursuant to Mr. Hersh’s TSR-based performance award agreement, and (vi) a cash payment of $2,311,792 pursuant to Mr. Hersh’s deferred retirement compensation award agreement.  All such cash amounts and Deferred Shares will be paid to Mr. Hersh on the date that is six months and one day from the Separation Date, except in the event of death or if the payment event is due to Mr. Hersh’s disability, in which case the payments will occur shortly after such death or disability.  Under the terms of the Separation Agreement, Mr. Hersh will continue to receive his base salary in accordance with his employment agreement and will continue to be eligible to participate in the Corporation’s executive incentive compensation and bonus programs.  In addition, upon departure Mr. Hersh will also be entitled to receive his accrued but unpaid base salary and to have his expenses reimbursed.

The Board of Directors intends to form a search committee and retain a leading executive search firm to identify a successor to Mr. Hersh. To ensure a smooth transition, Mr. Hersh will continue to lead the Corporation in his current positions until his departure and will support the Board of Directors with its search process. The Separation Agreement provides that the Separation Date may be extended at the election of the Corporation to June 30, 2015 or accelerated by Mr. Hersh for good reason, as such term is defined in the Separation Agreement.

A copy of the Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  A copy of the Corporation’s press release announcing Mr. Hersh’s departure from the Corporation is filed herewith as Exhibit 99.1.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                                                                 See Item 1.01 above, which is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated November 4, 2014 by and between Mack-Cali Realty Corporation and Mitchell E. Hersh.

99.1	Press Release of Mack-Cali Realty Corporation dated November 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: November 4, 2014		By:	/s/ Anthony Krug
Anthony Krug
Chief Financial Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: November 4, 2014		By:	/s/ Anthony Krug
Anthony Krug
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated November 4, 2014 by and between Mack-Cali Realty Corporation and Mitchell E. Hersh.

99.1	Press Release of Mack-Cali Realty Corporation dated November 4, 2014.